Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AND

APPOINTMENT OF ADMINISTRATIVE AGENT

This AMENDMENT NO. 2 AND APPOINTMENT OF ADMINISTRATIVE AGENT, dated as of January 25, 2008 (this “Amendment”), is entered into among Intelsat Corporation (formerly known as PanAmSat Corporation), a Delaware corporation (the “Borrower”), Citicorp USA, Inc., in its capacity as administrative agent for the Lenders and as agent for the Secured Parties (in such capacity, the “Administrative Agent), Credit Suisse, Cayman Islands Branch (“Credit Suisse” or the “Successor Administrative Agent”), as successor Administrative Agent, and the Lenders executing this Amendment, and (i) amends the Credit Agreement dated as of August 20, 2004, as amended and restated as of March 22, 2005 and as further amended and restated as of July 3, 2006 (as amended to the date hereof, the “Credit Agreement”) among the Borrower, the institutions party thereto as Lenders (the “Lenders”), the Administrative Agent and certain other parties named therein and in the other Credit Documents and (ii) appoints Credit Suisse as successor Administrative Agent under the Credit Agreement and the other Credit Documents. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Required Lenders amend the Credit Documents to effect the changes described below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendments

The Credit Documents are, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended as follows:

(a) All references to “Citicorp USA, Inc.” shall be references to “Credit Suisse, Cayman Islands Branch”, except with respect to Annex I (Commitments) to the Credit Agreement and all references to “Citibank, N.A.” shall be references to “Credit Suisse, Cayman Islands Branch”.

(b) The address for the Administrative Agent under Section 14.2 of the Credit Agreement (and any other similar addresses in the other Credit Documents) shall be replaced in its entirety under the appropriate heading with “Credit Suisse, One Madison Avenue, 2nd Floor, New York, New York, 10010, Attention: Loan Closers/Agency Group, Phone: (212) 538-3477, Fax: (212) 538-9120”.

(c) The heading to Section 14.17 (Citigroup Direct Website Communications) of the Credit Agreement shall be replaced with “Direct Website Communications” and the e-mail address set forth in such section shall be replaced with “an email address to be provided by the Administrative Agent”.

(d) The following definitions set forth in Section 1.1 of the Credit Agreement shall be amended to read in their entirety as follows:

“Administrative Agent” shall mean “Credit Suisse, Cayman Islands Branch” and its successors and assigns, as the administrative agent for the Lenders under this Agreement and the other Credit Documents.

“Amendment No. 2 Effective Date” shall have the meaning ascribed to such term in Amendment No. 2 to this Agreement.

“Applicable ABR Margin” shall mean, at any date, (a) with respect to each ABR Loan that is a Term Loan, 1.50% per annum and (b) with respect to each ABR Loan that is a Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for Revolving Credit and Swingline Loans
Level I Status	1.875%
Level II Status	1.625%
Level III Status	1.500%
Level IV Status	1.500%

Notwithstanding the foregoing, the “Applicable ABR Margin” shall mean with respect to each ABR Loan that is a Revolving Credit Loan or a Swingline Loan, the percentage relating to the Status on the Amendment No. 2 Effective Date set forth in a certificate of an Authorized Officer (the “Closing Compliance Certificate”) and determined on a pro forma basis after giving effect to Amendment No. 2 to this Agreement and the transactions in connection with the transactions contemplated by the Share Purchase Agreement referenced in Section 3 of Amendment No. 2 to this Agreement, during the period from and including the Amendment No. 2 Effective Date to but excluding the first date following the Amendment No. 2 Effective Date that financial statements are required to be delivered under Section 9.1 for the first full fiscal quarter completed after the Amendment No. 2 Effective Date.

“Applicable LIBOR Margin” shall mean, at any date, (a) with respect to each LIBOR Loan that is a Term Loan, 2.50% per annum and (b) with respect to each LIBOR Loan that is a Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for Revolving Credit and Swingline Loans
Level I Status	2.875%

Status	Applicable LIBOR Margin for Revolving Credit and Swingline Loans
Level II Status	2.625%
Level III Status	2.500%
Level IV Status	2.500%

Notwithstanding the foregoing, the “Applicable LIBOR Margin” shall mean with respect to each LIBOR Loan that is a Revolving Credit Loan or a Swingline Loan, the percentage relating to the Status on the Amendment No. 2 Effective Date set forth in a certificate of an Authorized Officer (the “Closing Compliance Certificate”) and determined on a pro forma basis after giving effect to Amendment No. 2 to this Agreement and the transactions in connection with the transactions contemplated by the Share Purchase Agreement referenced in Section 3 of Amendment No. 2 to this Agreement, during the period from and including the Amendment No. 2 Effective Date to but excluding the first date following the Amendment No. 2 Effective Date that financial statements are required to be delivered under Section 9.1 for the first full fiscal quarter completed after the Amendment No. 2 Effective Date.

“Incremental Tranche B-2 Term Loans” shall have the meaning provided in Section 2.14 and shall include Incremental Tranche B-2-A Term Loans, Incremental Tranche B-2-B Term Loans and Incremental Tranche B-2-C Term Loans.

“Management Investors” shall mean directors and/or members of senior management of Intelsat Holdings, Ltd., any Subsidiaries of Intelsat Holdings, Ltd. and any parent company of Intelsat Holdings, Ltd., or any of their respective spouses, direct lineal descendants, heirs or trusts for the benefit of any of the foregoing.

“Sponsor” shall mean (1) one or more investment funds advised, managed or controlled by BC Partners Holdings Limited or any Affiliate thereof, (2) one or more investment funds advised, managed or controlled by Silver Lake or any Affiliate thereof, and (3) one or more investment funds advised, managed or controlled by any of the Persons described in clauses (1) and (2) of this definition, and, in each case, (whether individually or as a group) their Affiliates; provided that, for purposes of determining the fees and expenses that may be added back pursuant to clause (b)(xii) within the definition of Consolidated EBITDA for any period before the effectiveness of Amendment No. 2 to this Agreement, the term “Sponsor” shall also mean one or more investment funds advised, managed or controlled by Apax Partners Worldwide, LLP, Apax Partners, L.P., Apollo Management V, L.P., Madison Dearborn Partners, LLC or Permira Advisers, LLC or any of their respective Affiliates.

“Syndication Agent” shall mean Bank of America, N.A. together with its affiliates under this Agreement and the other Credit Documents.

“Tranche B-2 Term Loan” shall have the meaning provided in Section 2.1 and shall include Tranche B-2-A Term Loan, Tranche B-2-B Term Loan and Tranche B-2-C Term Loan.

“Treasury Rate” shall mean, as of the applicable repayment date, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year.

(e) The definition of “Class” is hereby amended to replace “Tranche B-2 Term Loans, Incremental Tranche B-2 Term Loans” with “Tranche B-2-A Term Loans, Tranche B-2-B Term Loans, Tranche B-2-C Term Loans, Incremental Tranche B-2-A Term Loans, Incremental Tranche B-2-B Term Loans, Incremental Tranche B-2-C Term Loans”.

(f) The definition of “Renewed Revolving Credit Commitment” is hereby amended to add the following sentence at the end thereof “The aggregate amount of the Renewed Revolving Credit Commitment as of the Amendment No. 2 Effective Date is reduced to $175,000,000, such reduction to be pro rata with respect to Lenders having Renewed Revolving Credit Commitments; provided that any Lender holding Renewed Revolving Credit Commitments may request that its Renewed Revolving Credit Commitments not be reduced on a pro rata basis and the Borrower and Administrative Agent may (but shall not be obligated to) adjust such reductions to give effect to such request and increase the reduction of the Renewed Revolving Credit Commitments of Lenders not so requesting.”

(g) Section 2.1(a) of the Credit Agreement is hereby amended by adding the following additional paragraph at the end thereof:

“On the Amendment No. 2 Effective Date, the Tranche B-2 Term Loans shall be subdivided into Tranche B-2-A Term Loans (which loans are herein referred to as the “Tranche B-2-A Term Loans”), Tranche B-2-B Term Loans (which loans are herein referred to as the “Tranche B-2-B Term Loans”) and Tranche B-2-C Term Loans (which loans are herein referred to as the “Tranche B-2-C Term Loans”), in each case, in the respective amounts of 33.34%, 33.33% and 33.33% of each Lender’s Tranche B-2 Term Loans as of the Amendment No. 2 Effective Date. The Administrative Agent after giving effect to Amendment No. 2 to this Agreement shall make adjustments to the Registrar to reflect such subdivisions. Tranche B-2-A Term Loans, Tranche B-2-B Term Loans and Tranche B-2-C Term Loans shall be identical in all respects except as expressly set forth herein.”

(h) Section 2.5(c) of the Credit Agreement is hereby amended to add at the end thereof the following sentence: “Each Tranche B-2 Repayment Amount shall be allocated pro rata to the Tranche B-2-A Term Loans, Tranche B-2-B Term Loans and Tranche B-2-C Term Loans.”

(i) Section 2.14 of the Credit Agreement is hereby amended by adding a new paragraph at the end thereof as follows:

“In addition to the foregoing, the Borrower may obtain additional Incremental Revolving Credit Commitments by an aggregate amount not in excess of $75,000,000 (in addition to the $600,000,000 amount set forth above), all such additional Incremental Revolving Credit Commitments being pursuant to and subject to the procedures, conditions and terms set forth in this Section 2.14 (other than the maximum aggregate amount, which shall be increased by the amount set forth in this sentence). The terms and provisions of the Incremental Revolving Credit Commitments and Incremental Revolving Loans pursuant to the preceding sentence may be pursuant to a separate series and shall be identical to the Revolving Credit Commitments and Revolving Credit Loans; provided, however, that the rate of interest applicable to the Incremental Revolving Credit Loans incurred pursuant to the preceding sentence shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement. Incremental Tranche B-2 Term Loan Commitments and Incremental Tranche B-2 Term Loans may be Incremental Tranche B-2-A Term Loan Commitments and Incremental Tranche B-2-A Term Loans, Incremental Tranche B-2-B Term Loan Commitments and Incremental Tranche B-2-B Term Loans or Incremental Tranche B-2-C Term Loan Commitments and Incremental Tranche B-2-C Term Loans as may be designated in the applicable Joinder Agreement.”

(j) Section 5.1 of the Credit Agreement is amended as follows:

(i) The first sentence in Section 5.1 is amended and replaced with:

“(a) The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions and subject to clause (b) below:”

(ii) Section 5.1 of the Credit Agreement is amended by adding Section 5.1(b) as follows:

“(b) Notwithstanding anything set forth herein, in the event that the Tranche B-2-A Term Loans are repaid (the “Repaid Tranche B-2-A Term Loans”) prior to the date which is three years following the Amendment No. 2 Effective Date in whole or in part pursuant to Section 5.1 or Section 5.2(a) (other than a Prepayment Event which is an Asset Sale Prepayment Event, Casualty Event, Specified Sale Leaseback or a scheduled amortization pursuant to Section 2.5(c)), the Borrower shall pay to Term Lenders having such Repaid Tranche B-2-A Term Loans, (a) in the event such repayment occurs prior to the date which is one year following the Amendment No. 2 Effective Date, the Applicable Premium as of the date of such prepayment, (b) in the event such repayment occurs on or after the date which is one year after the Amendment No. 2 Effective Date but prior to the date which is two years following the Amendment No. 2 Effective Date, a prepayment premium equal to 2% of the principal amount of the Repaid Tranche B-2-A Term Loans, (c) in the event such repayment occurs on or after the date which is two years after the Amendment No. 2 Effective Date but prior to the date which is three years following the Amendment No. 2 Effective Date, a prepayment premium equal to 1% of the principal amount of the Repaid Tranche B-2-A Term Loans and (d) on or after the date which is three years after the Amendment No. 2 Effective Date, there shall be no prepayment premium for any such repayments. “Applicable Premium” shall mean the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of an amount equal to 2% of the principal amount of Repaid Tranche B-2-A Term Loans payable on, plus all interest that would accrue on the applicable Repaid Tranche B-2-A Term Loans from such date to, the date which is one year following the Amendment No. 2 Effective Date, computed using the LIBOR Rate for an Interest Period of three months plus the Applicable LIBOR Margin in effect on such date.

Notwithstanding anything set forth herein, in the event that the Tranche B-2-B Term Loans are repaid (the “Repaid Tranche B-2-B Term Loans”) prior to the date which is two years following the Amendment No. 2 Effective Date in whole or in part pursuant to Section 5.1 or Section 5.2(a) (other than a Prepayment Event which is an Asset Sale Prepayment Event, Casualty Event, Specified Sale Leaseback or a scheduled amortization pursuant to Section 2.5(c)), the Borrower shall pay to Term Lenders having such Repaid Tranche B-2-B Term Loans, (a) in the event such repayment occurs prior to the date which is one year following the Amendment No. 2 Effective Date, a prepayment premium equal to 2% of the principal amount of the Repaid Tranche B-2-B Term Loans, (b) in the event such repayment occurs on or after the date which is one year after the Amendment No. 2 Effective Date but prior to the date which is two years following the Amendment No.2 Effective Date, a prepayment premium equal to 1% of the principal amount of the Repaid Tranche B-2-B Term Loans and (c) on or after the date which is two years after the Amendment No. 2 Effective Date, there shall be no prepayment premium for any such repayments.

Each prepayment in respect of any Tranche B-2 Term Loans pursuant to this Section 5.1 shall be applied to the Class or Classes of Tranche B-2 Term Loans as the Borrower may specify.”

(k) Section 5.2(d) of the Credit Agreement is amended by adding the following additional sentence at the end thereof: “Each prepayment in respect of any Tranche B-2 Term Loans pursuant to this Section 5.2 shall be applied to the Class or Classes of Tranche B-2 Term Loans as the Borrower may specify.”

(l) Section 10 of the Credit Agreement is hereby amended by adding Section 10.10 to read as follows:

“10.10. Financial Covenant. The Borrower and its Restricted Subsidiaries shall maintain on the last day of each Fiscal Quarter, a Consolidated Secured Debt to Consolidated EBITDA Ratio for the Test Period ending on such day of less than or equal to 4.5 to 1.0.”

(m) Section 11 of the Credit Agreement is hereby amended to change the figure “4.25” set forth therein to the figure “4.5”.

(n) Section 12.13 of the Credit Agreement is hereby amended to add (x) following the first phrase “Section 11” the phrase “or Section 10.10” and (y) following the second and third phrases “Section 11” the phrase “and Section 10.10”.

(o) Clause (v) of the definition of “Credit Agreement Obligations” in the Lender Security Agreement, Lender Pledge Agreement and analogous clauses in comparable definitions under the Credit Documents is hereby amended to replace the phrase “or its affiliates” with the phrase “or any Credit Agreement Lender or their respective affiliates designated to be secured by the Collateral by the Borrower in a written notice to the Credit Agreement Administrative Agent”. The Borrower, the other Credit Parties and the Administrative Agent are further authorized and agree at the expense of the Borrower to execute, file and record any and all documents Credit Suisse reasonably believes to be necessary or desirable in connection with such amendments.

The Borrower and Administrative Agent may modify the Exhibits to the Credit Agreement and the other Credit Documents to give effect to the subdivision of the Tranche B Term Loans pursuant to this Amendment No. 2.

Section 2. Appointment of Successor Administrative Agent under Credit Documents

(a) Notice of Resignation. The Administrative Agent notified the Borrower and the Lenders in an Administrative Agent Resignation Notice dated January 24, 2008 that, pursuant to Section 13.9 of the Credit Agreement and Section 7(b) of the Lender Security Agreement, it resigned as Administrative Agent under the Credit Agreement, the Lender Security Agreement, the Lender Pledge Agreement and all other Credit Documents, which resignation is effective upon the appointment of a successor Administrative Agent under this Amendment.

(b) Appointment of Successor Administrative Agent. Pursuant to Section 13.9 of the Credit Agreement and Section 7(b) of the Lender Security Agreement, the Borrower and the Required Lenders hereby appoint Credit Suisse as successor Administrative Agent under the Credit Agreement, the Lender Security Agreement, the Lender Pledge Agreement and all other Collateral Documents. The Borrower, the other Credit Parties, the Agents and the Lenders further agree at the expense of the Borrower to execute, file and record any and all documents Credit Suisse reasonably believes to be necessary or desirable in order to evidence its appointment as the successor Administrative Agent.

(c) Waiver of Notice Period. The Borrower, the Required Lenders and the Administrative Agent waive the notice period requirement under Section 13.9 of the Credit Agreement requiring 20 days’ prior written notice to the Lenders and the Borrower of the Administrative Agent Resignation Notice.

(d) Effect of Resignation and Appointment. On the Amendment No. 2 Effective Date, (i) Credit Suisse shall succeed to and become vested with all the rights, powers, privileges and duties of the Resigning Administrative Agent under all of the Credit Documents, (ii) any reference to the term “Administrative Agent” in any Credit Document shall be deemed a reference to Credit Suisse, as successor Administrative Agent and (iii) the Retiring Administrative Agent’s rights, powers, privileges and duties under the Credit Documents shall be terminated and the provisions of Section 13 of the Credit Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Credit Documents. Without limiting the generality of the foregoing any and all references to the Administrative Agent on any publicly filed document, to the extent such filing relates to Liens arising under the Credit Documents and until such filing is modified to reflect the interest of Credit Suisse, as successor Administrative Agent, shall, with respect to such Liens, constitute a reference to Citicorp USA, Inc. as the collateral agent and collateral representative of Credit Suisse, as successor Administrative Agent.

(e) Administrative Agent Agreement. The Required Lenders authorize the Administrative Agent and the successor Administrative Agent to enter into an agreement in connection with the transfer of the Administrative Agency from the Administrative Agent to the successor Administrative Agent.

Section 3. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective simultaneously upon the consummation of the acquisition of Intelsat Holdings, Ltd. contemplated in the Share Purchase Agreement dated as of June 19, 2007 among Serafina Holdings Limited, Serafina Acquisition Limited and certain shareholders of Intelsat Holdings, Ltd., as amended, and such acquisition shall have been consummated, subject to the satisfaction or waiver by the Administrative Agent of the following conditions precedent (the “Amendment No. 2 Effective Date”):

(a) Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent, the Successor Administrative Agent and the Required Lenders. The amendment to Section 11 of the Credit Agreement set forth in clause 1(m) above shall be effective only upon the receipt of, in addition to the foregoing, the consent of the Requisite Revolving Credit Lenders (and effectiveness of the other amendments set forth herein shall not be so conditioned);

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in all respects to the Administrative Agent;

(c) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Amendment No. 2 Effective Date;

(d) Fees and Expenses Paid. The Borrower shall have paid all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent before the Amendment No. 2 Effective Date and (ii) the Successor Administrative Agent, in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for (A) the Administrative Agent before the Amendment No. 2 Effective Date and (B) the Successor Administrative Agent, with respect thereto) and all other costs, expenses and fees due under any Credit Document; and

(e) Amendment Fees Paid. The Borrower shall have paid to the Lenders consenting to this Amendment the fees that the Borrower shall have agreed to pay to such consenting Lenders.

Section 4. Representations and Warranties

On and as of the Amendment No. 2 Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms; and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; in each case, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(b) each of the representations and warranties contained in Section 8 of the Credit Agreement and each other Credit Document is true and correct in all material respects (or, in the case of any representation or warranty that by its terms is qualified by materiality or by reference to a Material Adverse Effect or by any concept of similar import, each such representation and warranty is true and correct in all respects) on and as of the Amendment No. 2 Effective Date, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any representation or warranty that by its terms is qualified by materiality or by reference to a Material Adverse Effect or by any concept of similar import, each such representation and warranty was true and correct in all respects) as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein; and

(c) no Default or Event of Default has occurred and is continuing.

Section 5. Fees and Expenses

The Borrower and each other Credit Party agrees to pay on demand in accordance with the terms of Section 14.5 of the Credit Agreement all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 6. Roles

Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Morgan Stanley shall act in the capacity as Joint Lead Arrangers and Joint Bookrunners with respect to this Amendment, but in such capacities shall not have any obligations, duties or responsibilities, nor shall incur any liabilities, under this Amendment or any other Credit Document.

Section 7. Reference to the Effect of Amendments on the Credit Documents

(a) As of the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 2 Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Credit Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, any other Credit Party, the Joint Lead Arrangers or any Agent under any of the Credit Documents, nor constitute a waiver or amendment of any other provision of any of the Credit Documents or for any purpose except as expressly set forth herein.

(d) This Amendment shall constitute a Credit Document.

Section 8. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 10. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

Section 11. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 12. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforce-ability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 13. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 14. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

INTELSAT CORPORATION

By:
Name:
Title:

Intelsat Corporation

Amendment No. 2

CITICORP USA, INC., as Administrative Agent and Swingline Lender

By:
Name:
Title:

Intelsat Corporation

Amendment No. 2

[Insert above name of Lender]

By:
Name:
Title:

Intelsat Corporation

Amendment No. 2

Acknowledged and Agreed:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Successor Administrative Agent

By:
Name:
Title:

Intelsat Corporation

Amendment No. 2